Exhibit 1.10
BANK OF AMERICA CORPORATION
FORM OF SUPPLEMENT TO SERIES L DISTRIBUTION AGREEMENT
     THIS SUPPLEMENTAL AGREEMENT is dated as of April     , 2009 (the “Agreement”) among:
     (i) Bank of America Corporation, a Delaware corporation (the “Company”); and
     (ii) Banc of America Securities LLC (“BAS”), Banc of America Investment Services, Inc. (“BAI”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) and First Republic Securities Company, LLC (“First Republic,” and together with BAS, BAI and MLPF&S, the “Selling Agents”).
W I T N E S S E T H:
     WHEREAS, in connection with the issuance and offering of the Company’s Senior Medium-Term Notes, Series L (the “Senior Notes”) and its Subordinated Medium-Term Notes, Series L (the “Subordinated Notes,” and together with the Senior Notes, the “Notes”), the Company, BAS and BAI entered into a Distribution Agreement, dated April 10, 2008 (the “Original Agreement”);
     WHEREAS, MLPF&S and First Republic were appointed Selling Agents under the terms of the Original Agreement pursuant to a letter agreement dated January 2, 2009; and
     WHEREAS, the Company and the Selling Agents wish to amend the Original Agreement with respect to certain Notes to be offered by the Selling Agents on and after the date hereof.
     NOW, THEREFORE, it is agreed as follows:
     1. Application of this Agreement.
     The provisions of this Agreement shall apply to all of the Notes offered by the Selling Agents on and after the date hereof, except for those Notes as to which the Pricing Supplement is filed pursuant to the registration statement on Form S-3, file number 333-133852.
     2. Definitions and Interpretation.
     (a) Except where the context requires otherwise, the following terms used in the Original Agreement and the Procedures shall hereby be amended to have the following meanings:
     “Base Prospectus” means the prospectus for the Company’s debt securities and other securities filed as part of the Registration Statement for the offering of the Notes, together with the medium-term notes prospectus supplement dated April     , 2009, or any amendment thereto, but not including any Pricing Supplement, any product supplement, any index supplement, any preliminary pricing supplement or any free writing prospectus (as such term is used in Rule 405 under the Securities Act).
     “Prospectus” means the Base Prospectus, together with the applicable Pricing Supplement and any applicable product supplement and/or index supplement.

     “Registration Statement” means the registration statement on Form S-3, file number 333-___, as amended, including the financial statements, exhibits and schedules thereto, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or pursuant to the Exchange Act, at each time of effectiveness.
     All references in the Original Agreement to the “Senior Indenture” shall include the Fifth Supplemental Indenture thereto, dated December 1, 2008.
     All references in the Original Agreement (including Exhibits and Annexes) to “this Agreement” or “the Agreement” or “the Distribution Agreement” shall mean the Original Agreement, as amended by this Agreement.
     (b) All other capitalized terms used, but not defined herein, shall have the meanings set forth in the Original Agreement.
     3. Additional Representations and Warranties. The parties hereby agree that the date hereof shall be a “Representation Date” as contemplated by Section 2(a) of the Original Agreement, and each of the Company’s representations and warranties set forth in the Original Agreement is deemed to be made as of the date hereof to the Selling Agents. In addition to such representations and warranties, as of the date hereof, and as of each Representation Date subsequent to the date hereof, the Company represents and warrants that:
     (a) Due Authorization, Execution and Delivery. This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution, and delivery by the Selling Agents, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in the Original Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. §1818(b)(6)(D) and similar bank regulatory powers and to the application of principles of public policy.
     (b) Merrill Lynch Pro Forma Financial Statements. The unaudited pro forma condensed combined financial data of the Company and Merrill Lynch & Co., Inc. and the related notes thereto included in or incorporated by reference in the Registration Statement have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, except as specifically described therein, and have been properly presented on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions referred to therein.
     (c) All references in the Original Agreement to “Section 2” shall be deemed to include the representations and warranties set forth in the above clauses (a) and (b) of this Section 3.
     4. Additional Covenants of the Company.
     The following clauses shall be deemed included in the Original Agreement as additional provisions of Section 3 thereof as to each issuance of Notes in which one or more Selling Agents agree to purchase such Notes as principal. For the avoidance of doubt, the written confirmation contemplated by Section 1(d)(ii)(B) of the Original Agreement may take the form of the relevant Pricing Supplement agreed to by the parties, and the disclosures of the purchase obligations set forth therein.
     (a) Notice of Certain Events. The Company will notify the Selling Agents immediately of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction as described in Section 3(k) of the Original Agreement or the initiation or threatening of any proceeding for such purpose.
     (b) Review of Proposed Amendments and Supplements. During the Prospectus Delivery Period with respect to any series of the Notes, prior to amending or supplementing the Registration Statement, the Base Prospectus, the Prospectus or the applicable Disclosure Package (except with respect to a filing required under the Exchange Act), the Company shall furnish to the applicable Selling Agents a copy of each such proposed amendment or supplement for review, and the Company shall not file or use any such proposed amendment or supplement to which the applicable Selling Agents reasonably object.
     (c) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes purchased as principal remain unsold by the Selling Agents, the Company will file, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the applicable Notes, in a form reasonably satisfactory to the applicable Selling Agents. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will file, prior to the Renewal Deadline, if it has not already done so, a new shelf registration statement relating to the applicable Notes, in a form reasonably satisfactory to the applicable Selling Agents, and will use its reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of such Notes to continue as contemplated in the expired registration statement relating to such Notes. References in the Original Agreement and herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
     (d) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period for any of the Notes the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the applicable Selling Agents, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the relevant Notes, in a form reasonably satisfactory to the Selling Agents, (iii) use every reasonable effort to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Selling Agents of such effectiveness. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of the applicable Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References in the Original Agreement and herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
     (e) Earnings Statement. The Company will make generally available to its security holders and to the Selling Agents as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a)

of the Securities Act and Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each issuance of the Notes.
     5. Governing Law; Counterparts.
     This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State, notwithstanding any otherwise applicable conflicts of law principles. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.
     6. Effect of Headings.
     The section and sub-section headings herein are for convenience only and shall not affect the construction hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names by their respective officers thereunto duly authorized as of the date and year first above written.

BANK OF AMERICA CORPORATION
By:
Name:
Title:

BANC OF AMERICA SECURITIES LLC
By:
Name:
Title:

BANC OF AMERICA INVESTMENT SERVICES, INC.
By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:
Name:
Title:

FIRST REPUBLIC SECURITIES COMPANY, LLC
By:
Name:
Title:

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